UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

Incannex Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41106	93-2403210
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 105, 8 Century Circuit Norwest, NSW 2153 Australia	Not applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: +61 409 840 786

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	IXHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As of June 11, 2025, Incannex Healthcare Inc. (the “Company”) has begun the process to transfer the listing of its shares of common stock on The Nasdaq Stock Market LLC (“Nasdaq”) from The Nasdaq Global Market to The Nasdaq Capital Market. To effect this transfer, the Company must meet the applicable requirements for continued listing on the Nasdaq Capital Market, submit an online transfer application, pay an application fee and the application must be accepted by the staff of Nasdaq.

The Company’s application to transfer its listing to The Nasdaq Capital Market is in connection with the Company’s efforts to become compliant with Nasdaq continued listing requirements as previously discussed in our Current Reports on Form 8-K filed with the Securities Exchange Commission on January 10, 2025 and April 25, 2025.

If the application for transfer to The Nasdaq Capital Market is accepted, the Company’s common stock will continue to trade on Nasdaq under the symbol “IXHL.”

Forward-Looking Statement

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “become,” “will,” “maintain,” “continued,” or other similar expressions. Such statements are subject to certain risks and uncertainties that may cause the Company’s actual results to differ from the expectations expressed in the forward-looking statements. These risks include risks that (i) the Company’s application for transfer to the Nasdaq Capital Market may not be accepted and the Company may be unable to maintain compliance with the listing requirements of the Nasdaq Capital Market, (ii) the Company may not be able to regain compliance with the Nasdaq bid price requirement during any compliance period or in the future, whether through a reverse stock split or otherwise or when or if its shares are traded on the Nasdaq Capital Market, (iii) a reverse stock split, if completed, may not result in the sustained price increase needed to regain Nasdaq compliance, (iv) the Company may not receive any additional compliance period, (v) the Company may not otherwise meet Nasdaq compliance standards for the Nasdaq Global Market or the Nasdaq Capital Market and may therefore be subject to delisting for additional deficiencies, (vi) any appeal of the Staff’s decisions may be unsuccessful, (vii) the Company may not receive data from its clinical trials when excepted or in a timely manner, such data may not be positive, and any topline, interim or preliminary data from its clinical trials may not be representative of final results, and (viii) other risks as set forth in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended June 30, 2025 filed with the SEC on September 30, 2024 and subsequently filed reports. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCANNEX HEALTHCARE INC.

Dated: June 13, 2025	By:	/s/ Joel Latham
Joel Latham
Chief Executive Officer and President

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